CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference our report dated December 28, 2009 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Municipal High Income Opportunity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-161462).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

January 14, 2010